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                                  PRESS RELEASE


L.B. Foster Company

415 Holiday Drive, Pittsburgh, PA 15220

Contact:   David J. Russo

Phone:     (412) 928-3417

FAX:       (412) 928-7891

Email:     investors@LBFosterCo.com

FOR IMMEDIATE RELEASE



                          L.B. FOSTER REPORTS IMPROVED

                        INCOME FROM CONTINUING OPERATIONS


PITTSBURGH, PA, April 24, 2008 - L.B. Foster Company (NASDAQ: FSTR), a leading manufacturer, fabricator, and distributor of products and services for rail, construction, energy and utility markets, today reported that its first quarter earnings per diluted share from continuing operations were $0.57. These results include a pretax gain related to additional proceeds from a favorable working capital adjustment pursuant to the prior year sale of the Company's investment in the DM&E Railroad of $2.0 million, as well as a pretax gain on the sale and lease-back of our threaded products facility in Houston, Texas. Excluding these gains, earnings per diluted share from continuing operations were $0.36 compared to $0.28 in last year's first quarter, a 29% increase. This represents record first quarter earnings for the Company and marks the thirteenth consecutive quarter the Company has recorded an earnings increase over the prior year quarter.

2008 First Quarter Results
In the first quarter of 2008, L.B. Foster had income from continuing operations of $6.3 million or $0.57 per diluted share compared to income from continuing operations of $3.1 million or $0.28 per diluted share in the first quarter of 2007.

Net sales decreased 15.6% to $93.4 million compared to $110.7 million in the prior year quarter. Gross profit margin was 16.7%, up 390 basis points from the prior year quarter primarily as a result of increased billing margins, decreased unfavorable manufacturing variances and, to a lesser extent, decreased warranty expense.

Selling and administrative expenses increased $1.0 million or 11.5% over last year's quarter due primarily to increased employee related costs including salaries and benefits. First quarter interest expense was $0.6 million, a 55% decrease from the prior year quarter due principally to decreased average borrowings as the Company generated strong positive cash flows in 2007. Interest income was $0.8 million and $0.0 million in the first quarter of 2008 and 2007, respectively. The Company's income tax rate from continuing operations was 36.1% in the first quarter compared to 35.9% in the prior year quarter.

"Consolidated sales declined 15.6% and we anticipate that trend to continue; however, margins were up substantially and we expect that trend to continue as well," commented Stan Hasselbusch, President and Chief Executive Officer. "Tubular product sales were strong, although tubular operating margins declined in the first quarter. Construction Product sales were solid but below last year due primarily to decreased Piling sales. Rail product sales were softer but their operating margins improved due to improved billing margins, a favorable product mix and enhanced operating efficiencies. CXT concrete tie sales decreased from the prior year quarter due to lower sales at our Spokane and Grand Island facilities. Allegheny Rail Products sales increased substantially over last year and our facility in Pueblo, Colorado performed well," remarked Mr. Hasselbusch.

Cash used by operations was approximately $9.2 million for the first quarter of 2008 compared to a $7.8 million use of cash in the first quarter of 2007. Capital expenditures were $2.1 million in 2008 compared to $1.5 million during the prior year quarter. "We continue to expect to generate positive cash flows from operations in excess of our capital expenditures in 2008," commented Mr. Hasselbusch, who continued by reporting, "Bookings for the first quarter were $132.8 million, 23% lower than last year, although the gross profit margins inherent in those orders were improved. Our backlog at March 31, 2008 was $173.7 million, 11% lower than last year while, again, the gross profit margin is higher in the 2008 backlog. While we currently anticipate that the energy, rail and construction markets we participate in will be favorable, we continue to expect that 2008 sales and earnings will be challenged by: (i) expectations that our Coated product volumes will be lower than 2007; (ii) reduced concrete tie production and sales at our Grand Island and Tucson tie facilities due to diminished demand by the Union Pacific Railroad and (iii) a reduction of Rail Distribution sales to the DM&E Railroad." Mr. Hasselbusch concluded, "We continue to undertake initiatives across the organization to improve our core businesses while we pursue synergistic and accretive acquisitions."

L.B. Foster Company will conduct a conference call and webcast to discuss its first quarter 2008 operating results and general market activity and business conditions on Thursday, April 24, 2008 at 11:00am ET. The call will be hosted by Mr. Stan Hasselbusch, President and Chief Executive Officer. Listen via audio on the L.B. Foster web site: www.lbfoster.com, by accessing the Investor Relations page.

The Company wishes to caution readers that various factors could cause the actual results of the Company to differ materially from those indicated by forward-looking statements in news releases, and other communications, including oral statements, such as references to future profitability, made from time to time by representatives of the Company. Specific risks and uncertainties that could affect the Company's profitability include, but are not limited to, general economic conditions, sudden and/or sharp declines in steel prices, adequate funding for infrastructure projects, production delays or problems encountered at our manufacturing facilities, and the availability of existing and new piling and rail products. There are also no assurances that the Canadian Pacific Railway will proceed with the Powder River Basin project and trigger any contingent payments to L.B. Foster. Matters discussed in such communications are forward-looking statements that involve risks and uncertainties. Sentences containing words such as "anticipates," "expects," or "will," generally should be considered forward-looking statements. More detailed information on these and additional factors which could affect the Company's operating and financial results are described in the Company's Forms 10-K, 10-Q and other reports, filed or to be filed with the Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

                 CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
                      L. B. FOSTER COMPANY AND SUBSIDIARIES
                    (In Thousands, Except Per Share Amounts)

                                                                         Three Months Ended
                                                                              March 31,
                                                                    ----------          ----------
                                                                        2008                2007
                                                                    ----------          ----------
                                                                             (Unaudited)

NET SALES                                                             $93,441            $110,666

COSTS AND EXPENSES:
Cost of goods sold                                                     77,820              96,476
Selling and administrative
  expenses                                                              9,366               8,401
Interest expense                                                          555               1,222
Gain on sale of DM&E investment                                        (2,022)                  -
Gain on sale of property                                               (1,486)                  -
Interest income                                                          (815)                 (2)
Other expense (income)                                                    151                (256)
                                                                    ----------          ----------
                                                                       83,569             105,841
                                                                    ----------          ----------

INCOME FROM CONTINUING OPERATIONS, BEFORE INCOME TAXES                  9,872               4,825

INCOME TAXES                                                            3,566               1,733
                                                                    ----------          ----------
INCOME FROM CONTINUING OPERATIONS                                       6,306               3,092

DISCONTINUED OPERATIONS:
INCOME FROM DISCONTINUED OPERATIONS, BEFORE INCOME TAXES                    -                  12
INCOME TAXES                                                                -                   4
                                                                    ----------          ----------
INCOME FROM DISCONTINUED OPERATIONS                                         -                   8

NET INCOME                                                             $6,306              $3,100
                                                                    ==========          ==========


BASIC EARNINGS PER COMMON SHARE:
  FROM CONTINUING OPERATIONS                                            $0.57               $0.29
  FROM DISCONTINUED OPERATIONS                                           0.00                0.00
                                                                    ----------          ----------
BASIC EARNINGS PER COMMON SHARE                                         $0.57               $0.29
                                                                    ==========          ==========

DILUTED EARNINGS PER COMMON SHARE:
  FROM CONTINUING OPERATIONS                                            $0.57               $0.28
  FROM DISCONTINUED OPERATIONS                                           0.00                0.00
                                                                    ----------          ----------
DILUTED EARNINGS PER COMMON SHARE                                       $0.57               $0.28
                                                                    ==========          ==========

AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - BASIC                                                    10,977              10,555
                                                                    ==========          ==========

AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - DILUTED                                                  11,141              10,898
                                                                    ==========          ==========

                      L. B. Foster Company and Subsidiaries
                           Consolidated Balance Sheet
                                 (In thousands)

                                                                             March 31,                   December 31,
                                                                               2008                          2007
                                                                            ----------                   ----------
ASSETS                                                                      (Unaudited)

CURRENT ASSETS:
   Cash and cash items                                                       $117,199                     $121,097
   Accounts and notes receivable:
      Trade                                                                    45,234                       52,856
      Other                                                                       453                          754
   Inventories                                                                100,705                      102,447
   Current deferred tax assets                                                  3,572                        3,615
   Other current assets                                                         1,701                        1,131
   Property held for resale                                                         -                        2,497
   Prepaid income tax                                                             329                            -
                                                                            ----------                   ----------
                     Total Current Assets                                     269,193                      284,397
                                                                            ----------                   ----------

OTHER ASSETS:
   Property, plant & equipment-net                                             44,129                       44,136
   Goodwill                                                                       350                          350
   Other intangibles - net                                                         47                           50
   Deferred tax assets                                                          1,416                        1,411
   Other non-current assets                                                       409                          428
                                                                            ----------                   ----------
                      Total Other Assets                                       46,351                       46,375
                                                                            ----------                   ----------

                                                                             $315,544                     $330,772
                                                                            ==========                   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities on long-term debt                                        $6,184                       $6,191
   Accounts payable-trade and other                                            39,907                       53,489
   Accrued payroll and employee benefits                                        5,041                       11,490
   Current deferred tax liabilities                                             3,541                        3,541
   Other accrued liabilities                                                    5,058                        8,841
   Current liabilities of discontinued operations                                 200                          200
                                                                            ----------                   ----------
                     Total Current Liabilities                                 59,931                       83,752
                                                                            ----------                   ----------

LONG-TERM DEBT, TERM LOAN                                                      15,476                       16,190
                                                                            ----------                   ----------
OTHER LONG-TERM DEBT                                                           11,038                       11,866
                                                                            ----------                   ----------
DEFERRED TAX LIABILITIES                                                        1,638                        1,638
                                                                            ----------                   ----------
OTHER LONG-TERM LIABILITIES                                                     5,405                        3,500
                                                                            ----------                   ----------

STOCKHOLDERS' EQUITY:
   Class A Common stock                                                           110                          109
   Paid-in capital                                                             46,994                       45,147
   Retained earnings                                                          175,620                      169,314
   Accumulated other comprehensive loss                                          (668)                        (744)
                                                                            ----------                   ----------
                     Total Stockholders' Equity                               222,056                      213,826
                                                                            ----------                   ----------

                                                                             $315,544                     $330,772
                                                                            ==========                   ==========